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Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the reference to our Firm under the caption "Financial Highlights" in this Prospectus and to the reference to our Firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information constituting part of this Prospectus.

/s/ SPICER JEFFRIES LLP SPICER JEFFRIES LLP

Greenwood Village, Colorado
February 25, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM